                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 17, 1999
                                                        ------------------


                          TODHUNTER INTERNATIONAL, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     1-13453                  59-1284057
------------------------          -------------             ----------------
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                          Identification No.)


222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida           33401
---------------------------------------------------------------  -------------
       (Address of Principal Executive Office)                    (Zip Code)


        Registrant's telephone number, including area code (561) 655-8977
                                                          ---------------


              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                         TODHUNTER INTERNATIONAL, INC.

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

Item 7 of the Form 8-K filed by Todhunter International, Inc. as of November 17, 1999, is amended to read in full as follows:

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (a)     Financial Statements of Businesses Acquired

                      (1) Independent Auditors' Reports on the Financial Statements; Financial Statements of Monarch Wine Company as of December 31, 1998 and December 31, 1997 and for the years ended December 31, 1998 and 1997, and the Notes thereto.

              (b)     Pro Forma Financial Information

                      (1) Unaudited Pro Forma Financial Statements for the Company as of September 30, 1999 and for the year ended September 30, 1999, and the Notes thereto.

              (c)     Exhibits

                      23.1    Consent of Babush, Neiman, Kornman & Johnson, LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TODHUNTER INTERNATIONAL, INC.


Date:  January 31, 2000               By:   /s/ A. Kenneth Pincourt, Jr.
                                         ---------------------------------------
                                             A. Kenneth Pincourt, Jr.
                                            Chairman and Chief Executive Officer

                               ADAMS WINE COMPANY

                           D/B/A MONARCH WINE COMPANY

                                   OF GEORGIA

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED

                                DECEMBER 31, 1998

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
Adams Wine Company
d/b/a Monarch Wine Company of Georgia
Atlanta, Georgia

We have audited the accompanying balance sheet of Adams Wine Company, d/b/a Monarch Wine Company of Georgia (an S corporation), as of December 31, 1998, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adams Wine Company, d/b/a Monarch Wine Company of Georgia, as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Babush, Neiman, Kornman & Johnson, LLP


February 12, 1999

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 2

                                  BALANCE SHEET

                                DECEMBER 31, 1998

     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                                      $     1,286,209
   Accounts receivable                                                                                  1,233,554
   Inventory                                                                                              733,722
   Prepaid expenses                                                                                        91,882
                                                                                                  ---------------
     TOTAL CURRENT ASSETS                                                                               3,345,367
                                                                                                  ---------------

NET PROPERTY AND EQUIPMENT                                                                                407,839
                                                                                                  ---------------

OTHER ASSETS
   Prepaid pension cost                                                                                   301,579
   Deposits                                                                                                 2,894
                                                                                                  ---------------
     TOTAL OTHER ASSETS                                                                                   304,473
                                                                                                  ---------------

     TOTAL ASSETS                                                                                 $     4,057,679
                                                                                                  ===============
     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                                               $       720,591
   Accrued expenses                                                                                       404,862
                                                                                                  ---------------
     TOTAL CURRENT LIABILITIES                                                                          1,125,453
                                                                                                  ---------------

COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock:
     Par value - $1
     Authorized - 100,000 shares
     Issued  - 50,000 shares                                                                               50,000
   Retained earnings                                                                                    2,882,226
                                                                                                  ---------------
     TOTAL STOCKHOLDERS' EQUITY                                                                         2,932,226
                                                                                                  ---------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   $     4,057,679
                                                                                                  ===============

                        See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 3

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

SALES (less returns and allowances of $155,865)                                                   $      16,035,940

COST OF SALES                                                                                            11,401,969
                                                                                                  -----------------
GROSS PROFIT                                                                                              4,633,971

OPERATING EXPENSES (includes officers' compensation of $1,011,462)                                        2,045,861
                                                                                                  -----------------

OPERATING INCOME                                                                                          2,588,110

OTHER INCOME - net                                                                                           59,888
                                                                                                  -----------------

INCOME BEFORE INCOME TAXES                                                                                2,647,998

INCOME TAXES                                                                                                 15,889
                                                                                                  -----------------
NET INCOME                                                                                                2,632,109

RETAINED EARNINGS, JANUARY 1                                                                              3,250,117

DIVIDENDS                                                                                          (      3,000,000)
                                                                                                   ----------------
RETAINED EARNINGS, DECEMBER 31                                                                    $       2,882,226
                                                                                                  =================

                             See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 4

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                           $2,632,109
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                         80,883
       Loss on sale of property and equipment                                3,918
       Decrease in accounts receivable                                     573,129
       Decrease in inventory                                               115,231
       Increase in prepaid pension cost                                 (   37,375)
       Decrease in prepaid expenses                                         17,269
       Increase in accounts payable                                        117,021
       Increase in accrued expenses                                         41,162
                                                                        ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                           3,543,347
                                                                        ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of property and equipment                             13,000
   Purchase of property and equipment                                   (  175,306)
                                                                        -----------
     NET CASH USED BY INVESTING ACTIVITIES                              (  162,306)
                                                                        -----------


CASH FLOWS USED BY FINANCING ACTIVITIES
   Dividends                                                            (3,000,000)
                                                                        -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  381,041

CASH AND CASH EQUIVALENTS, JANUARY 1                                       905,168
                                                                        -----------
CASH AND CASH EQUIVALENTS, DECEMBER 31                                  $1,286,209
                                                                        ===========
SUPPLEMENTAL DISCLOSURES:
   Operating activities include:
     State income taxes paid                                            $   15,889
                                                                        ===========

                             See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 5

                      NTOES TO FINANCIAL STATEMENTS

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Company specializes in the manufacture of wines, including custom blended wines, cooking wines and base wines for vinegar and cordials.

      The Company has elected, by unanimous consent of its stockholders, to be taxed as an S Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for federal income taxes on their respective shares of the Company's taxable income. The Company is required to pay state income taxes to certain states.

      Inventory is valued at the lower of cost (last-in, first-out, 34%; average, 66%) or market.

      There is no allowance for doubtful accounts as management considers all accounts receivable to be collectible.

      Property and equipment are recorded at cost. Depreciation is provided by the use of accelerated methods over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

      For purposes of the statement of cash flows, the Company considers demand deposits at banks, bank overdrafts, money market funds, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

B.    INVENTORY

      The following table indicates what inventory and net income would have been had the Company used the average cost method of inventory valuation. This information is presented to enable a reader to make comparisons with companies using the average cost method of inventory valuation.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 6

                          NOTES TO FINANCIAL STATEMENTS

                  Inventory                             $       849,572
                                                        ===============

                  Net Income                            $     2,634,798
                                                        ===============

      Inventory as of December 31, 1998, consists of the following:

      Raw materials                                     $       388,309
      Finished goods                                            242,154
      Work in process                                           103,259
                                                        ---------------
                                                        $       733,722
                                                        ===============

C.    NET PROPERTY AND EQUIPMENT

      Major classifications of property and equipment and their respective depreciable lives are summarized below:

                                    DEPRECIABLE
                                       LIVES
                                    -----------
      Automobiles                   5 years                     $     231,684
      Furniture and equipment       5 - 7 years                       482,830
      Leasehold improvements        31 - 39 years                      95,164
                                                                -------------
                                                                      809,678
      Less accumulated depreciation                                   401,839
                                                                -------------
      Total                                                     $     407,839
                                                                =============

D. MAJOR SUPPLIER

      Purchases from one supplier comprised 26% of the Company's raw material purchases. At December 31, 1998, the Company owed the vendor of $85,038.

E.    LINE OF CREDIT

      The Company has established a line of credit totaling $2,000,000, secured by accounts receivable and inventory and guaranteed by the two major stockholders. The line of credit renews automatically each year. Amounts drawn on this line of credit bear interest at prime plus 2.75%. The prime rate was 7.75% at December 31, 1998. At December 31, 1998, there were no amounts outstanding. There was no interest expense for the year ended December 31, 1998.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 7

                        NOTES TO FINANCIAL STATEMENTS

F.    OPERATING LEASE

      The Company leases an operating facility under an operating lease. The operating lease includes an annual rental escalation clause based on the Consumer Price Index. This lease expires in 2009. Rental expense for the year ended December 31, 1998 was $135,806. The following is a schedule of future minimum rental payments required under this lease as of December 31, 1998.

                         1999                             $       115,800
                         2000                                     115,800
                         2001                                     115,800
                         2002                                     115,800
                         2003                                     115,800
                         Thereafter                               627,250
                                                          ---------------
                         Total                            $     1,206,250
                                                          ===============

G. PENSION PLAN

       The Company sponsors a defined benefit pension plan that covers substantially all employees. The plan calls for benefits to commence for terminated and retired participants at the age of 65 and the completion of five years of service or the actual attained age if older than 65. Benefits may commence at an earlier date on an actuarially equivalent basis. The Company has contributed each year the maximum deductible contribution allowed by the Internal Revenue Code. Plan assets are diversified among cash, government securities and corporate stock.


       Pension expense for 1998 includes the following components:

         Service cost of the current period                                 $ 70,916

         Interest cost on the projected benefit obligation                    80,393

         Amortization of loss                                               ( 21,156)

         Expected return on assets held in the plan                         ( 76,861)

         Net amortization of the transition asset and deferral              (  1,059)
                                                                            --------
         Net periodic pension cost                                          $ 52,233
                                                                            ========

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 8

                      NOTES TO FINANCIAL STATEMENTS

       The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheet at December 31, 1998:

      Actuarial present value of benefit obligations:

       Vested benefits                                                                 $  993,758

       Nonvested benefits                                                                  11,870
                                                                                       ----------

       Accumulated benefit obligation                                                   1,005,628

       Effect of anticipated future compensation levels and other events                  149,872
                                                                                       ----------

       Projected benefit obligation                                                     1,155,500

       Fair value of assets held in the plan                                            1,346,158
                                                                                       ----------

       Excess of the fair value of plan assets over projected benefit obligation          190,658

       Unrecognized net transition asset and deferral                                     (  15,733)

       Unrecognized net loss                                                                126,654
                                                                                          ---------

       Prepaid pension cost                                                               $ 301,579
                                                                                          =========

       The actuarial present value of the projected obligation was computed using a weighted-average discount rate of 8% and a rate of increase in future compensation levels of 4.5%. The expected long-term rate of return on plan assets is 8%.

H. STOCK PURCHASE AGREEMENT

       The Company has entered into a stock purchase agreement with a 50% shareholder whereby the Company may be required to purchase the stock of the shareholder upon his death. The methodology for determining the purchase price is set forth in the agreement.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 9

                    NOTES TO FINANCIAL STATEMENTS

I.     CONCENTRATION OF CREDIT RISK

       TheCompany's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. Management is of the opinion that there is no risk because of the financial strength of these institutions.

                               ADAMS WINE COMPANY

                           D/B/A MONARCH WINE COMPANY

                                   OF GEORGIA

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED

                                DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Adams Wine Company
d/b/a Monarch Wine Company of Georgia
Atlanta, Georgia

We have audited the accompanying balance sheet of Adams Wine Company, d/b/a Monarch Wine Company of Georgia (an S corporation), as of December 31, 1997, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adams Wine Company, d/b/a Monarch Wine Company of Georgia, as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/  Babush, Neiman, Kornman & Johnson, LLP


February 20, 1998

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 2

                                  BALANCE SHEET

                                DECEMBER 31, 1997

     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                    $     905,168
   Accounts receivable                                              1,806,683
   Inventory                                                          848,953
   Prepaid expenses                                                   109,151
                                                                 -------------
     TOTAL CURRENT ASSETS                                           3,669,955
                                                                 -------------

NET PROPERTY AND EQUIPMENT                                            330,334
                                                                 -------------
OTHER ASSETS
   Prepaid pension cost                                               264,204
   Deposits                                                             2,894
                                                                 -------------
     TOTAL OTHER ASSETS                                               267,098
                                                                 -------------

     TOTAL ASSETS                                               $   4,267,387
                                                                ==============
     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                             $     603,570
   Accrued expenses                                                   363,700
                                                                -------------
     TOTAL CURRENT LIABILITIES                                        967,270
                                                                -------------
COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock:
     Par value - $1
     Authorized - 100,000 shares
     Issued  - 50,000 shares                                           50,000
   Retained earnings                                                3,250,117
                                                                --------------
     TOTAL STOCKHOLDERS' EQUITY                                     3,300,117
                                                                --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   4,267,387
                                                                =============

                        See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 3

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

SALES (less returns and allowances of $104,610)                 $  17,967,432

COST OF SALES                                                      12,188,942
                                                                -------------

GROSS PROFIT                                                        5,778,490

OPERATING EXPENSES (includes officers' compensation of
 $1,018,714)                                                        1,969,380
                                                                -------------

OPERATING INCOME                                                    3,809,110

OTHER INCOME - net                                                     40,240
                                                                -------------

INCOME BEFORE INCOME TAXES                                          3,849,350

INCOME TAXES                                                            9,095
                                                                -------------

NET INCOME                                                          3,840,255

RETAINED EARNINGS, JANUARY 1                                        2,559,862

DIVIDENDS                                                       (   3,150,000)
                                                                -------------

RETAINED EARNINGS, DECEMBER 31                                  $   3,250,117
                                                                =============

                    See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 4

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                             $ 3,840,255
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                            69,528
       Loss on sale of property and equipment                                  18,040
       Increase in accounts receivable                                    (   355,175)
       Decrease in inventory                                                  203,760
       Increase in prepaid pension cost                                   (   136,497)
       Increase in prepaid expenses                                       (    16,108)
       Decrease in accounts payable                                       (   321,216)
       Decrease in accrued expenses                                       (    36,452)
                                                                           ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                              3,266,135
                                                                           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of property and equipment                                26,386
   Purchase of property and equipment                                     (   155,808)
   Repayments of note receivable                                               73,024
                                                                        -------------
     NET CASH USED BY INVESTING ACTIVITIES                                (    56,398)
                                                                        -------------

CASH FLOWS USED BY FINANCING ACTIVITIES
   Dividends                                                              ( 3,150,000)
                                                                         -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      59,737

CASH AND CASH EQUIVALENTS, JANUARY 1                                          845,431
                                                                        --------------

CASH AND CASH EQUIVALENTS, DECEMBER 31                                 $      905,168
                                                                       ==============

SUPPLEMENTAL DISCLOSURES:
   Operating activities include:
     State income taxes paid                                           $        9,095
                                                                       ==============

                        See notes to financial statements

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 5

                          NOTES TO FINANCIAL STATEMENTS

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Company specializes in the manufacture of wines, including custom blended wines, cooking wines and base wines for vinegar and cordials.

      The Company has elected, by unanimous consent of its stockholders, to be taxed as an S Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for federal income taxes on their respective shares of the Company's taxable income. The Company is required to pay state income taxes to certain states.

      Inventory is valued at the lower of cost (last-in, first-out, 23%; average, 77%) or market.

      There is no allowance for doubtful accounts as management considers all accounts receivable to be collectible.

      Property and equipment are recorded at cost. Depreciation is provided by the use of accelerated methods over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

      For purposes of the statement of cash flows, the Company considers demand deposits at banks, bank overdrafts, money market funds, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

B.    INVENTORY

      The following table indicates what inventory and net income would have been had the Company used the average cost method of inventory valuation. This information is presented to enable a reader to make comparisons with companies using the average cost method of inventory valuation.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 6

                          NOTES TO FINANCIAL STATEMENTS

                  Inventory                             $       962,144
                                                        ===============

                  Net Income                            $     3,840,526
                                                        ===============

      Inventory as of December 31, 1997, consists of the following:

      Raw materials                                     $       376,609
      Finished goods                                            381,101
      Work in process                                            91,243
                                                        ---------------
                                                        $       848,953
                                                        ===============


C.    NET PROPERTY AND EQUIPMENT

      Major classifications of property and equipment and their respective depreciable lives are summarized below:

                                     DEPRECIABLE
                                        LIVES
                                    -------------
      Automobiles                   5 years              $   217,717
      Furniture and equipment       5 - 7 years              352,806
      Leasehold improvements        31.5 - 39 years           95,164
                                                         -----------
                                                             665,687

      Less accumulated depreciation                          335,353
                                                         -----------
      Total                                              $   330,334
                                                         ===========

D. MAJOR SUPPLIER

      Purchases from one supplier comprised 23% of the Company's raw material purchases. For the year ended December 31, 1997, the Company had accounts payable to the vendor of $57,620.

E.    LINE OF CREDIT

      The Company has established a line of credit totaling $2,000,000, secured by accounts receivable and inventory and guaranteed by the two major stockholders. The line of credit renews automatically each year. Amounts drawn on this line of credit bear interest at prime plus 2.75%. The prime rate was 8.5% at December 31, 1997. At December 31, 1997, there were no amounts outstanding. There was no interest expense for the year ended December 31, 1997.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 7

                    NOTES TO FINANCIAL STATEMENTS

F.    OPERATING LEASES

      The Company leases operating facilities under various operating leases. One operating lease includes an annual rental escalation clause based on the Consumer Price Index. These leases expire at various times from 1998 through 2009. Rental expense for the year ended December 31, 1997 was $130,055. The following is a schedule of future minimum rental payments required under these leases as of December 31, 1997.

                         1998                             $       129,072
                         1999                                     114,200
                         2000                                     114,200
                         2001                                     114,200
                         2002                                     114,200
                         Thereafter                               732,783
                                                          ---------------
                         Total                            $     1,318,655
                                                          ===============

G. PENSION PLAN

       The Company sponsors a defined benefit pension plan that covers substantially all employees. The plan calls for benefits to commence for terminated and retired participants at the age of 65 and the completion of five years of service or the actual attained age if older than 65. Benefits may commence at an earlier date on an actuarially equivalent basis. The Company has contributed each year the maximum deductible contribution allowed by the Internal Revenue Code. Plan assets are diversified among cash, government securities and corporate stock.


       Pension expense for 1997 includes the following components:

         Service cost of the current period                             $    64,753

         Interest cost on the projected benefit obligation                   70,514

         Amortization of loss                                                 3,158

         Expected return on assets held in the plan                     (    77,172)

         Net amortization of the transition asset and deferral          (     1,059)
                                                                         ----------

         Net periodic pension cost                                      $    60,194
                                                                        ===========

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 8

                           NOTES TO FINANCIAL STATEMENTS

       The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheet at December 31, 1997:

       Actuarial present value of benefit obligations:


       Vested benefits                                                                 $   886,435

       Nonvested benefits                                                                    6,592
                                                                                       -----------

       Accumulated benefit obligation                                                      893,027

       Effect of anticipated future compensation levels and other events                   112,060
                                                                                       -----------

       Projected benefit obligation                                                      1,005,087

       Fair value of assets held in the plan                                             1,181,126
                                                                                       -----------

       Excess of the fair value of plan assets over projected benefit obligation           176,039

       Unrecognized net transition asset and deferral                                   (    16,792)

       Unrecognized net loss                                                                104,957
                                                                                        -----------

       Prepaid pension cost                                                             $   264,204
                                                                                        ===========

       The actuarial present value of the projected obligation was computed using a weighted-average discount rate of 8% and a rate of increase in future compensation levels of 4.5%. The expected long-term rate of return on plan assets is 8%.

H. STOCK PURCHASE AGREEMENT

       The Company has entered into a stock purchase agreement with a 50% shareholder whereby the Company may be required to purchase the stock of the shareholder upon his death. The methodology for determining the purchase price is set forth in the agreement.

ADAMS WINE COMPANY D/B/A MONARCH WINE COMPANY OF GEORGIA --------------- PAGE 9

                  NOTES TO FINANCIAL STATEMENTS

I.     CONCENTRATION OF CREDIT RISK

       The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. Management is of the opinion that there is no risk because of the financial strength of these institutions.

             TODHUNTER INTERNATIONAL, INC. AND MONARCH WINE COMPANY
                        PRO FORMA COMBINED FINANCIAL DATA
                                   (UNAUDITED)


On November 17, 1999, Todhunter International, Inc. (the "Company") acquired substantially all of the assets of Adams Wine Company d/b/a Monarch Wine Company of Georgia ("Monarch") pursuant to an Asset Purchase Agreement between the Company, Monarch and the principal stockholders of Monarch (the "Acquisition"). The assets acquired include the intellectual property associated with Monarch's business, equipment and fixtures, receivables, inventories, cash and other assets associated with Monarch's business. The Company also assumed certain liabilities, including a facility lease and trade payables. The purchase price was $23.5 million and was funded by a syndicated bank group led by SouthTrust Bank, N.A. In connection with the Acquisition, the Company also entered into 5-year Non-Competition Agreements with the principal stockholders of Monarch and an 18-month Employment Agreement with the president of Monarch.

The following pro forma financial data presented consists of (i) a pro forma combined balance sheet as of September 30, 1999 (the "1999 Balance Sheet"), (ii) a pro forma combined statement of income for the fiscal year ended September 30, 1999 (the "1999 Statement of Income"), and (iii) the accompanying notes to the pro forma financial statements (the "Notes") (collectively, the "Pro Forma Statements").

The 1999 Balance Sheet is presented as if the Acquisition were consummated on September 30, 1999. The 1999 Balance Sheet reflects the combination of the Company and Monarch as of September 30, 1999, as adjusted for the Acquisition.

The 1999 Statement of Income is presented as if the Acquisition were consummated on October 1, 1998. The 1999 Statement of Income reflects the combination of the statement of income of the Company and Monarch for the year ended September 30, 1999, as adjusted for the Acquisition.

The Pro Forma Statements should be read in conjunction with the historical financial statements of the Company and Monarch, including the notes thereto. The Pro Forma Statements are based on currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the Acquisition had in fact occurred on such date or at the beginning of the period indicated, nor do they project the Company's financial position or the results of operations at any future date or for any future period.

              TODHUNTER INTERNATIONAL, INC.AND MONARCH WINE COMPANY
                        PRO FORMA COMBINED BALANCE SHEET
                            As of September 30, 1999
                                   (UNAUDITED)

                                                                                              Pro Forma
               ASSETS                                          Historical                    Adjustments
                                                    -----------------------------------        For the                 Pro Forma
                                                          Company            Monarch         Acquisition               Combined
                                                    ----------------    ---------------    ---------------       ----------------
CURRENT ASSETS
Cash and cash equivalents                          $      5,265,318    $     1,028,208    $    (2,983,556)(a)   $      3,309,970
Short-term investments                                    2,547,365             -                  -                   2,547,365
Trade receivables                                        12,161,401          2,001,475             -                  14,162,876
Other receivables                                         2,316,398             -                  -                   2,316,398
Inventories                                              23,011,883            802,032             -                  23,813,915
Notes receivable, current maturities                      1,439,796             -                  -                   1,439,796
Deferred income taxes                                       929,000             -                  -                     929,000
Other current assets                                      1,899,672            129,990             -                   2,029,662
                                                    ----------------    ---------------    ---------------       ----------------
  Total current assets                                   49,570,833          3,961,705         (2,983,556)            50,548,982
                                                    ----------------    ---------------    ---------------       ----------------

Notes receivable, less current maturities                 5,525,780             -                  -                   5,525,780
                                                    ----------------    ---------------    ---------------       ----------------

PROPERTY AND EQUIPMENT                                   75,872,791            830,910           (830,910)(b)         75,872,791
Less accumulated depreciation                            36,098,763            474,042           (474,042)(b)         36,098,763
                                                    ----------------    ---------------    ---------------       ----------------
                                                         39,774,028            356,868           (356,868)            39,774,028
                                                    ----------------    ---------------    ---------------       ----------------

GOODWILL                                                    356,678             -              22,650,956 (b)         23,007,634
                                                    ----------------    ---------------    ---------------       ----------------

OTHER ASSETS                                              1,939,927            409,726            202,724 (c)          2,552,377
                                                    ----------------    ---------------    ---------------       ----------------

                                                   $     97,167,246    $     4,728,299    $    19,513,256       $    121,408,801
                                                    ----------------    ---------------    ---------------       ----------------
                                                    ----------------    ---------------    ---------------       ----------------

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt               $      6,000,000    $        -         $     3,142,857 (d)   $      9,142,857
Accounts payable                                          4,417,313            868,318             -                   5,285,631
Accrued expenses                                          1,646,462            395,358            204,642 (e)          2,246,462
Accrued interest                                          1,261,542             -                  -                   1,261,542
                                                    ----------------    ---------------    ---------------       ----------------
  Total current liabilities                              13,325,317          1,263,676          3,347,499             17,936,492
                                                    ----------------    ---------------    ---------------       ----------------

LONG-TERM DEBT, less current maturities                  28,000,000             -              18,857,143 (d)         46,857,143
                                                    ----------------    ---------------    ---------------       ----------------

DEFERRED INCOME TAXES                                     4,345,000             -                  -                   4,345,000
                                                    ----------------    ---------------    ---------------       ----------------

OTHER LIABILITIES                                           303,835             -                 773,237 (f)          1,077,072
                                                    ----------------     --------------     --------------        ---------------
                                                         45,974,152          1,263,676         22,977,879             70,215,707
                                                    ----------------    ---------------    ---------------       ----------------
STOCKHOLDERS' EQUITY
Common stock                                                 56,129             50,000            (50,000)(g)             56,129
Additional paid-in capital                               18,326,014             -                  -                  18,326,014
Retained earnings                                        33,548,731          3,414,623         (3,414,623)(g)         33,548,731
                                                    ----------------    ---------------    ---------------       ----------------
                                                         51,930,874          3,464,623         (3,464,623)            51,930,874
Less cost of 99,200 shares of treasury stock               (737,780)            -                  -                    (737,780)
                                                    ----------------    ---------------    ---------------       ----------------
                                                         51,193,094          3,464,623         (3,464,623)            51,193,094
                                                    ----------------    ---------------    ---------------       ----------------
                                                   $     97,167,246    $     4,728,299    $    19,513,256       $    121,408,801
                                                    ----------------    ---------------    ---------------       ----------------
                                                    ----------------    ---------------    ---------------       ----------------

              TODHUNTER INTERNATIONAL, INC.AND MONARCH WINE COMPANY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                          Year Ended September 30,1999
                                   (UNAUDITED)

                                                                                             Pro Forma
                                                              Historical                    Adjustments
                                                  ------------------------------------        For the              Pro Forma
                                                        Company             Monarch         Acquisition            Combined
                                                  ----------------    ----------------    --------------        --------------
Sales                                            $    114,196,882    $     17,048,979    $       -             $  131,245,861
Less excise taxes                                      37,463,735              -                 -                 37,463,735
                                                  ----------------    ----------------    --------------        --------------
  Net sales                                            76,733,147          17,048,979            -                 93,782,126

Cost of goods sold                                     53,000,012          12,087,921        (1,598,609)(h)        63,489,324
                                                  ----------------    ----------------    --------------        --------------
  Gross profit                                         23,733,135           4,961,058         1,598,609            30,292,802

Selling, general and administrative                    15,022,979           2,275,052          (398,673)(i)        16,899,358
                                                  ----------------    ----------------    --------------        --------------
  Operating income                                      8,710,156           2,686,006         1,997,282            13,393,444
                                                  ----------------    ----------------    --------------        --------------
Other income (expense):
Interest income                                           715,055              50,621            -                    765,676
Interest expense                                       (3,607,706)                (20)       (1,736,429)(j)        (5,344,155)
Equity in income (losses) of equity investees            (357,145)             -                 -                   (357,145)
Other, net                                                537,248               2,804            -                    540,052
                                                  ----------------    ----------------    --------------        --------------
                                                       (2,712,548)             53,405        (1,736,429)           (4,395,572)
                                                  ----------------    ----------------    --------------        --------------

  Income before income taxes                            5,997,608           2,739,411           260,854             8,997,873
                                                  ----------------    ----------------    --------------        --------------
Income tax expense(benefit):
Current                                                 1,715,672               4,155         1,180,950 (k)         2,900,777
Deferred                                                 (258,000)             -                 -                   (258,000)
                                                  ----------------    ----------------    --------------        --------------
                                                        1,457,672               4,155         1,180,950             2,642,777
                                                  ----------------    ----------------    --------------        --------------

  Net income                                     $      4,539,936    $      2,735,256    $     (920,096)       $    6,355,096
                                                  ----------------    ----------------    --------------        --------------
                                                  ----------------    ----------------    --------------        --------------

Earnings per common share:
  Basic                                          $           0.91    $           0.55    $        (0.19)       $         1.28
                                                  ----------------    ----------------    --------------        --------------
                                                  ----------------    ----------------    --------------        --------------
  Diluted                                        $           0.91    $           0.55    $        (0.18)       $         1.28
                                                  ----------------    ----------------    --------------        --------------
                                                  ----------------    ----------------    --------------        --------------

Common shares and equivalents outstanding:
  Basic                                                 4,963,760           4,963,760         4,963,760             4,963,760
                                                  ----------------    ----------------    --------------        --------------
                                                  ----------------    ----------------    --------------        --------------
  Diluted                                               4,981,579           4,981,579         4,981,579             4,981,579
                                                  ----------------    ----------------    --------------        --------------
                                                  ----------------    ----------------    --------------        --------------

             TODHUNTER INTERNATIONAL, INC. AND MONARCH WINE COMPANY
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)



(a) Reflects cash used in the Acquisition and cash retained by Monarch's stockholders.

(b) Reflects purchase accounting adjustments for the Acquisition based on an estimate of the fair value of the assets acquired and liabilities assumed. The estimated fair value of the assets and liabilities recorded are not expected to differ materially from the final assigned values.

(c) Reflects capitalization of finance costs of $612,450, net of assets not acquired in the transaction.

(d) Reflects bank borrowings of $22 million at 8.5%, principal of $785,714 due quarterly through 2004.

(e) Reflects liability for employee severance costs of $600,000, net of liabilities not assumed in the transaction.

(f)  Reflects capitalization of operating lease to be abandoned.

(g)  Reflects elimination of Monarch's stockholders' equity.

(h) Reflects estimated savings in direct labor and overhead by closing the Monarch production facility and transferring production to the Company's existing facilities.

(i) Reflects (i) estimated savings in selling, general and administrative expenses of $1,653,711 by moving Monarch's selling and administrative functions to the Company's existing facilities, and (ii) increased amortization of $1,255,038 related to goodwill and financing costs. Goodwill is being amortized over 20 years and financing costs are being amortized over 5 years.

(j) Reflects additional interest expense on the debt used to finance the Acquisition.

(k) Reflects incremental state and federal income taxes for Monarch's operations under the Company's tax structure as a C corporation.